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                                                                   EXHIBIT  99.1

                                ARIS CORPORATION

           FINANCIAL STATEMENT SCHEDULE II - VALUATION AND QUALIFYING ACCOUNTS AND RESERVES


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                                              BALANCE
                                                AT         CHARGED TO                  BALANCE AT
                                             BEGINNING      COSTS AND                    END OF
                                              PERIOD        EXPENSES      DEDUCTIONS     PERIOD
                                           ------------    -----------    ----------   -----------
YEAR ENDED DECEMBER 31, 1994
Allowance for doubtful accounts.........     $ 53,050       $ 68,200      $(15,050)     $106,200

YEAR ENDED DECEMBER 31, 1995
Allowance for doubtful accounts.........     $106,200       $233,423      $(60,623)     $279,000

YEAR ENDED DECEMBER 31, 1996
Allowance for doubtful accounts.........     $279,000       $ 50,553      $(29,553)     $300,000

YEAR ENDED DECEMBER 31, 1997
Allowance for doubtful accounts.........     $300,000       $391,000      $(49,000)     $642,000





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